Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

In June 2014, PPL and Talen Energy Supply executed definitive agreements with the Riverstone Holders to combine their competitive power generation businesses into a new, stand-alone, publicly traded company named Talen Energy Corporation. On June 1, 2015, PPL completed the spinoff to PPL shareowners of a newly formed entity, HoldCo, which at such time owned all of the membership interests of Talen Energy Supply and all of the common stock of Talen Energy Corporation. Immediately following the spinoff, HoldCo merged with a special purpose subsidiary of Talen Energy Corporation, with HoldCo continuing as the surviving company to the merger and as a wholly owned subsidiary of Talen Energy Corporation and the sole owner of Talen Energy Supply. PPL does not have an ownership interest in Talen Energy Corporation or Talen Energy Supply after completion of the spinoff. Substantially contemporaneous with the spinoff and merger, RJS Power was contributed by the Riverstone Holders to become a subsidiary of Talen Energy Supply. Subsequent to the Combination, RJS Power was merged into Talen Energy Supply. Talen Energy has treated the combination with RJS Power as an acquisition, with Talen Energy Supply considered the accounting acquirer of RJS Power, in accordance with business combination accounting guidance.

The Unaudited Pro Forma Condensed Combined Financial Information (the "pro forma financial information") has been derived from the historical consolidated financial statements of Talen Energy Corporation and Talen Energy Supply and the historical consolidated and combined financial statements of RJS Power (collectively, the "historical financial statements"). Talen Energy Supply is considered the accounting predecessor of Talen Energy; therefore, the historical consolidated financial information prior to June 1, 2015 presented for Talen Energy includes only legacy Talen Energy Supply information. From June 1, 2015, upon completion of the spinoff and acquisition, Talen Energy’s historical consolidated financial information also includes RJS. As such, Talen Energy’s historical consolidated financial information presented for the year ended December 31, 2015 represents twelve months of legacy Talen Energy Supply information consolidated with seven months of RJS information from June 1, 2015.

In connection with the FERC approval of the Combination, Talen Energy and RJS Power agreed that within twelve months following the closing of the Combination, Talen Energy would enter into an agreement to divest between 1,300 and 1,400 MW of assets in one of two groups of assets (both of which included the Sapphire facilities within PJM and the first of which also included the Holtwood, Lake Wallenpaupack and C.P. Crane facilities, and the other of which also included the Ironwood facility), and to limit PJM energy market offers from assets it retained in the other group to cost-based offers. In September 2015, Talen Energy requested that the FERC approve a third option for complying with the mitigation requirement consisting of divesting the Ironwood, Holtwood, Lake Wallenpaupack and C.P. Crane facilities, but excluding the Sapphire facilities. FERC approved this third option in November 2015. Talen Energy met this requirement with the February 2016 sales of Ironwood and C.P. Crane and the April 2016 sale of the Holtwood and Lake Wallenpaupack facilities (collectively, the "Dispositions").

The historical financial statements have been adjusted in the pro forma financial information to give effect to pro forma events that are: (i) directly attributable to the spinoff, Combination and the Dispositions; (ii) factually supportable; (iii) with respect to the statements of income, expected to have a continuing impact on results; and (iv) conforming the 2015 presentation with the 2016 presentation. The pro forma information does not include pro forma adjustments for the impact of the November 2015 transactions related to the acquisition of MACH Gen, LLC and the disposition of Talen Renewable Energy, LLC, neither of which require adjustments under pro forma rules as the businesses do not meet the applicable significance thresholds. Therefore, actual operating results include the results of MACH Gen, LLC after the acquisition by Talen Energy and of Talen Renewable Energy, LLC prior to its disposition.

The Unaudited Pro Forma Condensed Combined Balance Sheet (the "pro forma balance sheet") as of March 31, 2016 gives effect to the disposal of the Holtwood and Lake Wallenpaupack generating facilities identified in the third mitigation package discussed above, as if such disposal was completed on March 31, 2016, by adjusting the pro forma balance sheet to reflect certain related assets and liabilities for these facilities as divested for cash, less costs to sell, as the sale was completed on April 1, 2016.

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The Unaudited Pro Forma Condensed Combined Statements of Income (the "pro forma statements of income") for the three months ended March 31, 2016 and for the year ended December 31, 2015 give effect to the spinoff of HoldCo and the Combination as if they were completed on January 1, 2014. In addition, they give effect to the Dispositions to satisfy the FERC Order by adjusting revenues and expenses for the Dispositions. The pro forma statement of income for the year ended December 31, 2015 also: (a) adjusts for incremental depreciation and amortization expense related to fair value adjustments to PP&E and identifiable intangible assets and liabilities from the RJS Power acquisition; (b) adjusts for incremental interest expense for outstanding borrowings to reflect the terms of the Revolving Facility; (c) conforms certain RJS Power accounting policies with those of Talen Energy Supply; and (d) reflects the issuance of Talen Energy Corporation common stock in connection with the spinoff and Combination. The purchase price (total consideration) for the acquisition of RJS Power was deemed to be $902 million based on the fair value of the Talen Energy Corporation common stock issued for the acquisition using the June 1, 2015 closing "when-issued" market price. The purchase price allocation was completed at the end of 2015.

Throughout the periods covered by the pro forma financial information (up to and through May 31, 2015), Talen Energy Supply’s business was conducted and accounted for as part of PPL. As a result, the Talen Energy Supply historical financial information up to and through that date reflects significant allocations of costs and expenses. All of the allocations and estimates in the historical financial information are based on assumptions that management believes are reasonable. However, the Talen Energy Supply historical financial information does not necessarily represent the costs and expenses of Talen Energy Supply’s business had it been operated as a separate independent entity. The pro forma financial information does not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies or synergies expected to result from the spinoff and Combination.

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma financial information.

The pro forma information has been presented for illustrative purposes only and is not necessarily indicative of the results of operations and financial position that would have been achieved had the pro forma events taken place on the dates indicated, or the future consolidated results of operations or financial position of Talen Energy.

The following pro forma financial information should be read in conjunction with:

•	the accompanying notes to the pro forma financial information;

•	the unaudited condensed consolidated financial statements of Talen Energy as of and for the period ended March 31, 2016 and the audited consolidated financial statements of Talen Energy as of and for the period ended December 31, 2015, which are included in Talen Energy's report on Form 10-Q filed with the SEC on May 10, 2016 and in Talen Energy's report on Form 10-K filed with the SEC on February 26, 2016; and

•	the unaudited consolidated and combined condensed financial statements of RJS Power as of and for the period ended March 31, 2015 and the audited consolidated and combined financial statements of RJS Power as of and for the period ended December 31, 2014, which are included in Talen Energy Corporation's prospectus filed pursuant to Rule 424(b)(3) filed with the SEC on November 3, 2015 (as supplemented).

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Pro Forma Condensed Combined Balance Sheet
(Unaudited)
(Millions of dollars)

	March 31, 2016
	Talen Energy	Pro Forma Adjustments (Note 2a)	Pro Forma Combined Entity
Current Assets
Cash and cash equivalents	$393	$850	$1,243
Restricted cash and cash equivalents	72		72
Accounts receivable	249		249
Unbilled revenues	141		141
Fuel, materials and supplies	484	(1)	483
Prepayments	65		65
Price risk management assets	680		680
Assets held for sale	429	(429)
Other current assets	15		15
Total Current Assets	2,528	420	2,948
Investments
Nuclear plant decommissioning trust funds	964		964
Other investments	24		24
Total Investments	988		988
Property, Plant and Equipment, net
Property, plant and equipment	15,112		15,112
Less accumulated depreciation	6,551		6,551
Property, plant and equipment, net	8,561		8,561
Other Noncurrent Assets
Other intangibles	312		312
Price risk management assets	160		160
Other noncurrent assets	46		46
Total Other Noncurrent Assets	518		518
Total Assets	$12,595	$420	$13,015

See accompanying Unaudited Notes to Pro Forma Condensed Combined Financial Information.

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Pro Forma Condensed Combined Balance Sheet
(Unaudited)
(Millions of dollars)

	March 31, 2016
	Talen Energy	Pro Forma Adjustments (Note 2(a))		Pro Forma Combined Entity
Liabilities and Equity
Current Liabilities
Long-term debt due within one year	$354	$		$354
Accounts payable	277			277
Taxes	85		197	282
Interest	58			58
Price risk management liabilities	492			492
Counterparty Collateral	102			102
Other current liabilities	172			172
Total Current Liabilities	1,540		197	1,737
Long-term Debt	3,914			3,914
Deferred Credits and Other Noncurrent Liabilities
Deferred income taxes	1,610		(29)	1,581
Price risk management liabilities	127			127
Asset retirement obligations	499			499
Other deferred credits and noncurrent liabilities	442			442
Total Deferred Credits and Other Noncurrent Liabilities	2,678		(29)	2,649
Stockholders' Equity
Additional paid in capital	4,707			4,707
Accumulated deficit	(222)		252	30
Accumulated other comprehensive income (loss)	(22)			(22)
Total Equity	4,463		252	4,715
Total Liabilities and Equity	$12,595		$420	$13,015

See accompanying Unaudited Notes to Pro Forma Condensed Combined Financial Information.

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Pro Forma Condensed Combined Statement of Income
(Unaudited)
(Millions of dollars)

	Three Months Ended March 31, 2016
	Talen Energy	Pro Forma Adjustments (Note 2)		Pro Forma Combined Entity
Operating Revenues
Wholesale energy	$800	$(38)(a	)	$762
Retail energy	259			259
Energy-related businesses	114			114
Total Operating Revenues	1,173	(38)		1,135
Operating Expenses
Operation
Fuel and Energy Purchases	491	(11)(a	)	480
Operation and maintenance	282	(7)(a)(d	)	275
(Gain) Loss on sale	(140)	140(a	)
Depreciation	109	(2)(a	)	107
Taxes, other than income	11			11
Energy-related businesses	109			109
Total Operating Expenses	862	120		982
Operating Income (Loss)	311	(158)		153
Other Income (Expense)—net	6			6
Interest Expense	60	(1)(a	)	59
Income (Loss) Before Income Taxes	257	(157)		100
Income Taxes	106	(63)(a)(f	)	43
Income (Loss) from Continuing Operations After Income Taxes	$151	$(94)		$57

Talen Energy Corporation
Pro Forma Earnings Per Share:
Income (Loss) from Continuing Operations after Income Taxes - Basic and Diluted (1)				$0.44

Pro forma Weighted-Average Shares Outstanding (in thousands) (1):
Basic				128,526
Diluted				129,018

(1)	Pro forma basic and diluted earnings per share and pro forma weighted-average basic and diluted shares outstanding for the three months ended March 31, 2016 reflect the number of shares of common stock that were outstanding during that period. Basic and diluted earnings per share were calculated by dividing Income (Loss) from Continuing Operations After Income Taxes by the pro forma weighted-average shares outstanding.

See accompanying Unaudited Notes to Pro Forma Condensed Combined Financial Information.

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Pro Forma Condensed Combined Statement of Income
(Unaudited)
(Millions of dollars)

	For the Year Ended December 31, 2015
		RJS Power
	Talen Energy	3 Months Ended March 31, 2015	2 Months Ended May 31, 2015	Pro Forma Adjustments (Note 2)		Pro Forma Combined Entity
Operating Revenues
Wholesale energy	$2,842	$231	$108	$(307)(a	)	$2,874
Retail energy	1,095					1,095
Energy-related businesses	544					544
Total Operating Revenues	4,481	231	108	(307)		4,513
Operating Expenses
Operation
Fuel and energy purchases				2,021(a)(g	)	2,021
Fuel	1,194	139	60	(1,393)(g	)
Energy purchases	676			(676)(g	)
Operation and maintenance	1,052	59	49	(122)(a)(b)(c)(d)(g	)	1,038
Impairment	657			(14)(a	)	643
Depreciation	356	23	16	(10)(a)(c	)	385
Taxes, other than income	65	6	4	(42)(a)(g	)	33
Energy-related businesses	520			(8)(g	)	512
Total Operating Expenses	4,520	227	129	(244)		4,632
Operating Income (Loss)	(39)	4	(21)	(63)		(119)
Other Income (Expense)—net	(118)	1	3			(114)
Interest Expense	211	18	12	(18)(a)(e	)	223
Income (Loss) from Continuing Operations Before Income Taxes	(368)	(13)	(30)	(45)		(456)
Income Taxes	(27)			(36)(a)(f	)	(63)
Income (Loss) from Continuing Operations After Income Taxes	$(341)	$(13)	$(30)	$(9)		$(393)

Talen Energy Corporation
Pro Forma Earnings Per Share:
Income (Loss) from Continuing Operations After Income Taxes -Basic and Diluted (1)						$(3.06)

Pro forma Weighted-Average Shares Outstanding (in thousands):
Basic and Diluted (1)						128,499

(1)	Pro forma basic and diluted earnings per share and pro forma weighted-average basic and diluted shares outstanding for the year ended December 31, 2015 reflect the number of shares of common stock that were issued upon completion of the spinoff and Combination. Basic and diluted earnings per share were calculated by dividing Income (Loss) from Continuing Operations After Income Taxes by the pro forma weighted-average shares outstanding.

See accompanying Unaudited Notes to Pro Forma Condensed Combined Financial Information.

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Unaudited Notes to Pro Forma Condensed Combined Financial Information

Note 1. Basis of Pro Forma Presentation

The pro forma financial information has been derived from the historical consolidated financial statements of Talen Energy Corporation and Talen Energy Supply and the historical consolidated and combined financial statements of RJS Power. Talen Energy Supply is considered the accounting predecessor of Talen Energy Corporation; therefore, the historical consolidated financial information prior to June 1, 2015 presented for Talen Energy includes only legacy Talen Energy Supply information. From June 1, 2015, upon completion of the spinoff and acquisition, Talen Energy’s historical consolidated financial information also includes RJS. As such, Talen Energy’s historical consolidated financial information presented for the year ended December 31, 2015 represents twelve months of legacy Talen Energy information consolidated with seven months of RJS information from June 1, 2015. In connection with the FERC approval of the Combination, Talen Energy and RJS Power agreed that within twelve months following the closing of the transaction, Talen Energy would enter into an agreement to divest between 1,300 and 1,400 MW of assets in one of two groups of assets (both of which included the Sapphire facilities within PJM and the first of which also included the Holtwood, Lake Wallenpaupack and C.P. Crane facilities, and the other of which also included the Ironwood facility), and to limit PJM energy market offers from assets it would retain in the other group to cost-based offers. In September 2015, Talen Energy requested that the FERC approve a third option for complying with the mitigation requirement that consisting of the Ironwood, Holtwood, Lake Wallenpaupack and C.P. Crane facilities, but excluding the Sapphire facilities. FERC approved this third option in November 2015. Talen Energy met this requirement with the February 2016 sales of Ironwood and C.P. Crane and the April 2016 sale of the Holtwood and Lake Wallenpaupack facilities (collectively, the "Dispositions").

The historical financial statements have been adjusted in the pro forma financial information to give effect to pro forma events that are: (i) directly attributable to the spinoff, Combination and the Dispositions; (ii) factually supportable; (iii) with respect to the statements of income, expected to have a continuing impact on results; and (iv) conforming the 2015 presentation with the 2016 presentation. The pro forma information also does not include pro forma adjustments for the impact of the November 2015 transactions related to the acquisition of MACH Gen, LLC and the disposition of Talen Renewable Energy, LLC, neither of which require adjustments under pro forma rules as the businesses do not meet the applicable significance thresholds. Therefore, actual operating results include the results of MACH Gen, LLC after the acquisition by Talen Energy and of Talen Renewable Energy, LLC prior to its disposition.

The pro forma balance sheet as of March 31, 2016 gives effect to the disposal of the Holtwood and Lake Wallenpaupack generating facilities identified in the third mitigation package discussed above, as if it was completed on March 31, 2016 by adjusting the pro forma balance sheet to reflect certain related assets and liabilities for these facilities as divested for cash, less costs to sell, as the sale was completed on April 1, 2016.

The pro forma statements of income for the three months ended March 31, 2016 and for the year ended December 31, 2015 give effect to the spinoff of HoldCo and the Combination as if they were completed on January 1, 2014. In addition, they give effect to the Dispositions to satisfy the FERC Order by adjusting revenues and expenses for the Dispositions. The pro forma statement of income for the year ended December 31, 2015 also: (a) adjusts for incremental depreciation and amortization expense related to fair value adjustments to PP&E and identifiable intangible assets and liabilities from the RJS Power acquisition; (b) adjusts for incremental interest expense for outstanding borrowings to reflect the terms of the Revolving Facility; (c) conforms certain RJS Power accounting policies with those of Talen Energy Supply; and (d) reflects the issuance of Talen Energy Corporation common stock in connection with the spinoff and Combination. The result of these adjustments, as well as other adjustments, is presented in Note 2. The pro forma financial information does not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies or synergies expected to result from the spinoff and Combination. Other items that are not included in the pro forma financial information are presented in Note 3.

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma financial information.

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Certain items normally included in the statement of income have been excluded from the pro forma statements of income.

Note 2. Pro Forma Adjustments

(a)	The pro forma statements of income include adjustments to revenues and expenses for the disposal of the Ironwood, Holtwood, Lake Wallenpaupack and C.P. Crane generating facilities identified in the third mitigation package to satisfy the FERC Order, while the pro forma balance sheet reflects the disposal of Holtwood and Lake Wallenpaupack that occurred on April 1, 2016. These adjustments are as follows:

Debit (Credit)
March 31, 2016
Balance Sheet:
Cash	$850
Assets held for sale	(429)
Fuel, materials and supplies	(1)
Taxes	(197)
Deferred income taxes	29
Accumulated deficit	(252)

	Debit (Credit)
	March 31, 2016	December 31, 2015
Statement of Income:
Operating Revenues	$38	$307
Operating Expenses, other than impairments	(18)	(202)
Impairments		(14)
(Gain) Loss on sale	140
Interest Expense	(1)	(6)
Income Taxes	(64)	(34)

The taxes payable related to the divesture of Holtwood and Lake Wallenpaupack are included in "Taxes" above.

(b)	The pro forma statements of income include adjustments to conform RJS Power’s accounting policy with that of Talen Energy Supply for the capitalization of overhauls.

Debit (Credit)
Statements of Income:
Operation and maintenance for the year ended December 31, 2015	$(1)

(c)	The year ended December 31, 2015 pro forma statement of income reflects adjustments related to RJS Power for a $24 million increase in depreciation as a result of changes in the value of property, plant and equipment, a $5 million decrease in amortization expense as a result of changes in the value of intangible assets and a $1 million decrease to depreciation to reclassify ARO accretion to other operation and maintenance (consistent with Talen Energy’s presentation).

(d)	The three months ended March 31, 2016 pro forma statement of income reflects a $2 million decrease to "Other operation and maintenance" to exclude $2 million of restructuring costs incurred by Talen Energy for spinoff related expenses.

The year ended December 31, 2015 pro forma statement of income reflects a $46 million decrease to "Other operation and maintenance" to exclude $9 million of transaction related costs incurred by Talen Energy, $25 million of accelerated stock-compensation costs, and $12 million of restructuring costs incurred by Talen Energy for spinoff related expenses.

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(e)	The year ended December 31, 2015 pro forma statement of income reflects a $12 million decrease to "Interest Expense" to exclude fees from the existing $3.0 billion credit facility that were written off when the facility was terminated as a result of the spinoff.

(f)	The three months ended March 31, 2016 and the year ended December 31, 2015 pro forma statements of income reflect the income tax effects of (1) the pro forma adjustments in (b) through (e) above and (2) the Income (Loss) from Continuing Operations before Income Taxes of RJS Power through May 31, 2015 which were calculated at a blended statutory income tax rate of 40.00%. The legal entities included in RJS Power’s historical consolidated and combined financial statements were primarily partnerships or limited liability companies treated as partnerships or that had elected to be treated as disregarded entities for federal tax purposes. As such, no provision for federal or state corporate income taxes was made in RJS Power’s historical consolidated and combined financial statements.

(g)	During the first quarter of 2016, Talen Energy made presentation changes to its Statement of Income including combining "Fuel" and "Energy purchases" in a single line and reclassifying certain "Operating Expenses" to align the presentation of these operating expenses with how Talen Energy management views the costs. Therefore, the pro forma statement of income for the year ended December 31, 2015 reflects adjustments for these changes in presentation for consistency with the presentation reflected on the pro forma statement of income for the three months ended March 31, 2016. The changes in presentation had no impact on total "Operating Expenses" or "Operating Income (Loss)"and were as follows:

Debit (Credit)
Statements of Income for the year ended December 31, 2015:
Operating Expense:
Fuel and energy purchases	$2,134
Fuel	(1,393)
Energy purchases	(676)
Operation and maintenance	(16)
Taxes, other than income	(41)
Energy-related businesses	(8)

Note 3. Items Excluded from the Unaudited Pro Forma Financial Information and Unusual Items

The unaudited pro forma financial information does not reflect:

(a)	the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies or synergies expected to result from the spinoff and Combination.

(b)	although Talen Energy expects to employ a growth strategy and proceeds from the FERC Order mitigation divestitures may be used for future acquisitions, for the purposes of the pro forma information, the proceeds from divestitures included have not been assumed to be invested in similar business operations and accordingly are reflected in cash on the pro forma balance sheet.

(c)	adjustments for the acquisition of MACH Gen, LLC or the disposition of Talen Renewable Energy, LLC, which are not required under pro forma rules as the businesses do not meet the applicable significance thresholds.

The unaudited pro forma financial information includes the following unusual items:

(a)	"Other operation and maintenance" on Talen Energy’s 2016 and 2015 Statements of Income includes:

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	Three Months ended March 31, 2016				Year ended December 31, 2015
	Pre-tax		After-tax		Pre-tax	After-tax
Separation benefits	$		$		$2	$1
TSA costs (1)		13		8	29	17
Corette closure costs (2)					4	2
Other (3)		1		1	(10)	(6)

(1)	Transition service agreement costs with PPL and TPM.
(2)	Operations were suspended and the Corette plant was retired in March 2015.
(3)	2015 represents a gain on the sale of Talen Renewable Energy, LLC.

(b)	"Retail energy" on Talen Energy’s Statement of Income for the year ended December 31, 2015 includes a decrease to revenues of $7 million ($4 million after-tax) for amounts inadvertently recorded as revenue in prior periods. Prior to this date, Talen Energy Supply billed and collected amounts from a third party that had a transmission operating agreement with Talen Energy Supply’s former affiliate, PPL Electric. Such amounts should have been recognized as an affiliate payable, but were inadvertently recorded as revenue. The $4 million after-tax impact of correcting this overstatement of "Retail energy" revenues decreased "Income (Loss) from Continuing Operations after Income Taxes" and "Net Income-(Loss)" during the year ended December 31, 2015. The impact of the overstatement was not material to the previously-issued financial statements and the correction was not material to the full year results for 2015.

(c)	"Income (Loss) from Continuing Operations" on Talen Energy’s Statement of Income for the year ended December 31, 2015 includes goodwill and other long-lived asset impairments recorded in the third and fourth quarters of 2015. Talen Energy performed an interim goodwill impairment assessment as of June 1, 2015, the spinoff and acquisition date. The East reporting unit, which is equivalent to the East segment, failed step one as of June 1, 2015. While the step two analysis was not complete by the filing of the second quarter Form 10-Q, management estimated that no goodwill impairment charge was required to be recorded in the second quarter. As provided for in the applicable accounting guidance, no goodwill impairment charge was recorded based on management's best estimate at that time, which was confirmed when the second quarter analysis was subsequently completed. During the third quarter of 2015, there was a significant decline in Talen Energy Corporation’s stock price, which indicated a significant change in the financial markets’ view of the value of Talen Energy’s business and/or the industry in which it operates and potential risk associated with an investment in Talen Energy Corporation’s common stock. As a result, management concluded that these factors could be indicators of goodwill impairment and reconsidered in the third quarter certain inputs incorporated in its assessment of fair value of both Talen Energy's overall business and the East reporting unit, where all of the goodwill was assigned. Additionally, in the third quarter of 2015, management updated its fundamental pricing models in conjunction with market information gained as a result of the 2018/2019 planning year PJM capacity auction completed in August 2015. The resulting changes in forecasted cash flows and related fair value measurements indicated an impairment of certain other long-lived assets.

As a result of the third quarter analyses and these updates, Talen Energy recorded impairment charges in connection with the preparation of Talen Energy’s financial statements for the third quarter of 2015. A pre-tax goodwill impairment charge of $466 million ($449 million after-tax) was recorded, which represented all of the goodwill recorded on Talen Energy’s balance sheet. Also, Talen Energy assessed certain long-lived assets for impairment and determined that the C.P. Crane coal-fired plant failed a recoverability test and as a result, recorded an impairment charge based on the plant's estimated fair value at September 30, 2015. In addition, because the Sapphire plants were classified as held for sale and must be carried at the lower of its current carrying value or fair value less cost to sell, Talen Energy used updated cash flow information to calculate the estimated fair value of the Sapphire plants at September 30, 2015. As a result, Talen Energy recorded a pre-tax impairment charge of $122 million ($73 million after-tax), based on estimated fair value. At November 30, 2015, in connection with the Sapphire plants being reclassified to held and used and continuing operations from held for sale and discontinued operations, and the continued review of the C.P. Crane plant, management reassessed the fair value of each facility and recorded an additional recorded pre-tax impairment charges of $67 million ($40 million after-tax), based on estimated fair value.

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(d)	"Wholesale Energy" Revenues on Talen Energy’s Statement of Income for the year ended December 31, 2015 includes gains of $13 million ($8 million after-tax) related to certain derivative contracts that were early-terminated due to the spinoff transaction.

(e)	"Fuel" on Talen Energy’s Statement of Income for the year ended December 31, 2015 includes an increase of $41 million ($25 million after-tax) for charges incurred to reduce contracted coal deliveries. As a result of low market prices and demand for electricity and natural gas, coal utilization has decreased. To mitigate the risk of oversupply, Talen Energy incurred these pre-tax charges to reduce its contracted coal deliveries in 2015 through 2018.

(f)	"Other Income (Expense)—net" on Talen Energy’s Statement of Income for the year ended December 31, 2015 includes a pre-tax charge of $134 million ($82 million after-tax) for the termination of a remarketing dealer's right to remarket certain senior unsecured notes.

Note 4. Adoption of New Accounting Standard

Effective January 1, 2016, Talen Energy adopted accounting guidance that simplifies the presentation of debt issuance costs by requiring debt issuance costs to be presented on the balance sheet as a direct deduction from the carrying amount of the associated debt liability, consistent with the presentation of debt discounts. Because this guidance did not address the treatment of debt issuance costs related to line-of-credit arrangements, additional guidance was issued in August 2015 stating that an entity may defer and amortize debt issuance costs over the term of a line-of-credit arrangement, regardless of whether there are any related outstanding borrowings.

The initial adoption of this guidance required Talen Energy to reclassify long-term debt issuance costs on the balance sheet from assets to long-term debt. During the first quarter of 2016, Talen Energy retrospectively adopted this guidance, which resulted in the reclassification of $17 million between "Other noncurrent assets" and "Long-term debt" for the implementation on Talen Energy's consolidated December 31, 2015 balance sheet. Issuance costs related to line-of-credit arrangements remain deferred as a long-term asset and amortized over the life of the arrangement.

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Glossary

"Combination" means the contribution by the Riverstone Holders of RJS Power in exchange for shares of Talen Energy Corporation common stock.

"Credit Agreement" means the credit agreement with Citibank, N.A., as administrative agent, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Morgan Stanley Senior Funding, Inc., BNP Paribas Securities Corp., Credit Suisse Securities (USA) LLC, Bank of Tokyo-Mitsubishi UFJ Ltd. and RBC Capital Markets, as joint lead arrangers and joint bookrunners, and the other agents and lenders from time to time party thereto, and Talen Energy Supply, as borrower, dated as of June 1, 2015, which provides for a revolving loan facility consisting of a $1.85 billion revolving loan facility maturing in five years from the date thereof.

"FERC" means the U.S. Federal Energy Regulatory Commission.

"FERC Order" means the order of the FERC dated December 18, 2014 approving the Talen Transactions pursuant to Section 203 of the Federal Power Act, as amended on November 30, 2015.

"HoldCo" means Talen Energy Holdings, Inc., a Delaware corporation, which was formed for the purposes of the spinoff transaction. HoldCo is a wholly owned direct subsidiary of Talen Energy Corporation and is the sole member of Talen Energy Supply.

“Jade” means Jade Power Generation Holdings LLC, a subsidiary of Talen Energy Supply that owns generating operations in Texas.

"PJM" means PJM Interconnection, L.L.C., operator of the electricity transmission network and electricity market in all or parts of Delaware, Illinois, Indiana, Kentucky, Maryland, Michigan, New Jersey, North Carolina, Ohio, Pennsylvania, Tennessee, Virginia, West Virginia and the District of Columbia.

"PPL" means PPL Corporation, the former indirect parent holding company of all Talen Energy companies except for RJS’ subsidiaries.

"PPL Electric" means PPL Electric Utilities Corporation, a Pennsylvania corporation and a public utility subsidiary of PPL and former affiliate of Talen Energy engaged in the regulated transmission and distribution of electricity in its Pennsylvania service area and that provides electricity supply to its retail customers in this area.

"Raven" means Raven Power Generation Holdings LLC, a Delaware limited liability company and a subsidiary of Talen Energy Supply that owns generating operations in Maryland; provided that, when used in the audited consolidated and combined financial statements of RJS Power and the unaudited consolidated and combined condensed financial statements of RJS Power, “Raven” means Raven Power Holdings LLC.

"Revolving Facility" means the revolving loan facility under the Credit Agreement.

"Riverstone Holders" means Raven Power Holdings LLC, C/R Energy Jade, LLC and Sapphire Power Holdings LLC, affiliates of Riverstone that formerly owned RJS Power and contributed RJS Power to Talen Energy on June 1, 2015 in exchange for 35% of Talen Energy Corporation’s common stock.

"RJS" means Raven, Jade and Sapphire, collectively.

"RJS Power" means RJS Generation Holdings LLC, a Delaware limited liability company and former parent of RJS that was contributed by the Riverstone Holders on June 1, 2015 in exchange for 35% of Talen Energy Corporation’s common stock. Following the Combination, RJS Power was merged into Talen Energy Supply.

"Sapphire" means Sapphire Power Generation Holdings LLC, a Delaware limited liability company and a subsidiary of Talen Energy Supply that owns generating operations in Massachusetts, New Jersey and

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Pennsylvania; provided that, when used in the audited consolidated and combined financial statements of RJS Power and the unaudited consolidated and combined condensed financial statements of RJS Power, "Sapphire" means Sapphire Power Holdings LLC.

"SEC" means the United States Securities and Exchange Commission.

"Talen Energy" means Talen Energy Corporation and Talen Energy Supply, LLC, collectively.

"Talen Energy Supply" means Talen Energy Supply, LLC, formerly PPL Energy Supply, LLC, a Delaware limited liability company and an indirect subsidiary of Talen Energy Corporation.

"Talen Transactions" means the June 1, 2015 transaction whereby (i) PPL completed the spinoff (the "Distribution") to PPL stockholders of a newly formed entity, HoldCo, which at such time owned all of the membership interests of Talen Energy Supply and all of the common stock of Talen Energy Corporation; (ii) immediately following the Distribution, HoldCo merged with a special purpose subsidiary of Talen Energy Corporation, with HoldCo continuing as the surviving company to the merger and as a wholly owned subsidiary of Talen Energy Corporation and the sole owner of Talen Energy Supply (the "Merger"); (iii) substantially contemporaneous with the Distribution and Merger, RJS Power was contributed by the Riverstone Holders to become a subsidiary of Talen Energy Supply to form Talen Energy Corporation, an independent, publicly traded company listed on the New York Stock Exchange; and (iv) subsequent to the Combination, RJS Power was merged into Talen Energy Supply.

"Transition Services Agreement" or "TSA" means as applicable, the Transition Services Agreement, dated June 1, 2015, by and between PPL and Talen Energy Supply and the Transition Services Agreement, dated May 4, 2015, by and between Talen Energy Supply and Topaz Power Management, LP.

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